As filed with the Securities and Exchange Commission on April 10, 2007

Registration No. 333-141606

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

LAKELAND BANCORP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	22-2953275
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

250 Oak Ridge Road, Oak Ridge, New Jersey 07438

(973) 697-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roger Bosma

President and Chief Executive Officer

Lakeland Bancorp, Inc.

250 Oak Ridge Road, Oak Ridge, New Jersey 07438

(973) 697-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Laura R. Kuntz, Esq.

Lowenstein Sandler PC

65 Livingston Avenue

Roseland, New Jersey 07068

(973) 597-2500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration Statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Calculation of Registration Fee

Title of each class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(3)
Common Stock, no par value (and associated Stock Purchase Rights (4)	56,500 (plus Rights)	15.25(1)	$861,625	$27.00

(1)	Highest price, excluding interest, to be payable per share in connection with the Rescission Offer covered by this registration statement. The price per share will range from $14.34 to $15.25, depending on the price originally paid by the offeree.
(2)	Aggregate purchase price, excluding interest, estimated to be payable if the Rescission Offer covered by this registration statement is accepted in full.
(3)	Calculated pursuant to Rule 457(j) on the basis of the amount at which such securities were sold and previously paid.
(4)	Prior to the occurrence of certain events, the Stock Purchase Rights will not be evidenced separately from the common stock.

PROSPECTUS

LAKELAND BANCORP, INC.

56,500 Shares

Common Stock

Rescission Offer

We are offering, under the terms and conditions described in this prospectus, to rescind (the “Rescission Offer”) the previous purchase of 56,500 shares of our common stock, no par value per share, by persons who acquired such shares through our Automatic Dividend Reinvestment and Stock Purchase Plan (the “Plan”) through the reinvestment of cash dividends and optional cash payments on August 15, 2006, October 1, 2006, November 15, 2006 or January 1, 2007 (the “Applicable Dates”) at a price per share of $14.63, $14.34, $14.99 and $15.25, respectively.

If you purchased shares of our common stock pursuant to the Plan on an Applicable Date and accept the Rescission Offer you will receive:

•

In the event you sold such shares at a loss, an amount equal to the excess of the amount you paid for such shares over the proceeds from the sale of the shares, plus interest, less dividends that you received or that you are entitled to receive.

•

In the event you continue to hold such shares, an amount equal to the amount you paid for such shares, plus interest from the date of the purchase, less dividends that you received or that you are entitled to receive.

The Rescission Offer will expire at 5:00 p.m., Eastern Daylight Time, on May 11, 2007 (the “Expiration Date”).

Our common stock is quoted on the NASDAQ Global Select Market under the symbol “LBAI.” On April 5, 2007, the closing sale price of our common stock on the NASDAQ Global Select Market was $13.59 per share. Our principal executive offices are located at 250 Oak Ridge Road, Oak Ridge, New Jersey 07438 and our telephone number is (973) 697-2000.

You may elect to accept the Rescission Offer in whole or in part, as set forth in this prospectus. You do not need to take any action to reject the Rescission Offer. If you fail to respond to the Rescission Offer by the Expiration Date, you will be deemed by us to have rejected the Rescission Offer. Acceptance or rejection of the Rescission Offer may prevent you from maintaining an action against us in connection with shares of our common stock purchased pursuant to the Plan on the Applicable Dates.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 6.

The shares of our common stock subject to the Rescission Offer may not have been registered under the Securities Act of 1933, as amended (the “Securities Act”). These shares have now been registered by means of a Registration Statement on Form S-3 of which this prospectus forms a part. Accordingly, whether or not you accept the Rescission Offer, shares of our common stock subject to the Rescission Offer will be registered under the Securities Act, effective as of the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 10, 2007.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. This prospectus is not an offer to sell nor is it soliciting an offer to buy these securities in any jurisdiction where such offer, solicitation or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of its date and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, the “Company,” “we,” “us,” and “ours” as used herein refers to Lakeland Bancorp, Inc. and its consolidated subsidiaries and “Lakeland” refers to Lakeland Bank.

We suggest that you retain this prospectus for future reference.

i

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus and in the documents incorporated by reference herein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We caution you to be aware of the speculative nature of “forward-looking statements.” These statements are not guarantees of performance or results. Statements that are not historical in nature, including statements that include the words “may,” “anticipate,” “estimate,” “could,” “should,” “would,” “will,” “plan,” “predict,” “project,” “potential,” “expect,” “believe,” “intend,” “continue,” “assume” and similar expressions, are intended to identify forward-looking statements. Although these statements reflect our good faith belief based on current expectations, estimates and projections about (among other things) the industry and the markets in which we operate, they are not guarantees of future performance. Whether actual results will conform to our expectations and predictions is subject to a number of known and unknown risks and uncertainties, including the risks and uncertainties discussed in this prospectus and in the documents incorporated by reference herein, including the following: general economic, market, or business conditions; changes in interest rates, deposit flow, the cost of funds, and demand for loan products and financial services; changes in our competitive position; changes in the quality or composition of our loan and investment portfolios; our ability to manage growth; our entrance and expansion into other markets; the opportunities that may be presented to and pursued by us; competitive actions by other financial institutions; changes in laws or regulations; changes in the policies of federal or state regulators and agencies; and other circumstances, many of which are beyond our control. Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. You should refer to risks detailed under the “Risk Factors” section included in this prospectus and in our periodic and current reports filed with the Securities and Exchange Commission for specific factors which could cause our actual results to be significantly different from those expressed or implied by our forward-looking statements. We do not intend to and assume no responsibility for updating or revising any forward-looking statements contained in or incorporated by reference in this prospectus, whether as a result of new information, future events or otherwise.

QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER

Why are you making the Rescission Offer?

On March 30, 1990, December 21, 1994, October 27, 1999 and May 1, 2002, we filed registration statements on Form S-3 with the Commission covering the sale and issuance of 100,000, 200,000, 300,000 and 400,000 shares, respectively, of our common stock under the Plan. As of May 1, 2002, we had registered a total of 1,000,000 shares of our common stock for sale under the Plan. In February 2007, we determined that 56,500 shares of our common stock sold under the Plan may not have been properly registered in accordance with the Securities Act. Accordingly, we suspended further sales and issuances of our common stock under the Plan until a new registration statement could be filed and declared effective. On February 23, 2007, we filed a registration statement on Form S-3 covering the sale and issuance of an additional 1,000,000 shares of our common stock under the 2007 Automatic Dividend Reinvestment and Stock Purchase Plan (the “2007 Plan”), which registration statement has been declared effective by the Commission. The 2007 Plan is a successor to the Plan and operates the same way as the Plan.

We are making the Rescission Offer with regard to 56,500 shares of our common stock sold pursuant to the Plan on August 15, 2006, October 1, 2006, November 15, 2006 or January 1, 2007 (the “Applicable Dates”) at a price per share of $14.63, $14.34, $14.99 and $15.25, respectively. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of possible noncompliance with applicable federal registration requirements in connection with the purchase of such shares of our common stock.

What will I receive if I accept the Rescission Offer?

The answer to this question depends on whether you still hold the shares of our common stock purchased pursuant to the Plan on the Applicable Dates:

•

If you have sold such shares at a loss, we will pay you an amount equal to the amount you paid for such shares less the proceeds from the sale of the shares, plus interest, less dividends that you received or that you were entitled to receive prior to such sale. Interest will be paid on the amount originally paid for the shares during the period from the date of purchase of the shares until the date of the sale of the shares and on the loss realized from the sale of the shares from the date of sale through the date that payment is made.

•

If you continue to hold such shares and the market price of the shares as of the Expiration Date is less than the price you paid for the shares, plus interest from the date of purchase of the shares through the date that payment is made by us, less dividends that you received or that you are entitled to receive, we will repurchase the shares and will pay you an amount equal to the amount you paid for such shares, plus interest from the date of purchase of the shares through the date that payment is made by us, less dividends that you received or that you are entitled to receive.

What dividends have been paid since the first Applicable Date?

We have paid the following cash dividends since the first Applicable Date:

Record Date	Dividend per Share
October 31, 2006	$0.10
January 31, 2007	$0.10

The amount and timing of future dividends are within the discretion of our board of directors and will depend upon our earnings, financial requirements, governmental regulations and other factors.

When will I receive payment for my shares if I properly accept the Rescission Offer?

If you properly accept the Rescission Offer, we will mail you a check for the proceeds to which you are entitled on or before May 31, 2007. If you hold shares subject to the Rescission Offer through a Depository Trust Company, or “DTC”, participant, we will mail the check for the proceeds to the DTC participant, and you should contact your DTC participant about having the proceeds properly credited to your account. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

Am I legally required to accept the Rescission Offer?

No. You are not legally required to accept the Rescission Offer.

What considerations should I take into account in deciding whether to accept the Rescission Offer?

The answer to this question depends on whether you still hold the shares of our common stock purchased pursuant to the Plan on an Applicable Date.

If you no longer hold such shares, you should determine whether any such shares were sold for less than you paid for them. You are not entitled to accept the Rescission Offer with respect to any shares you sold at a price equal to or higher than the price you paid for them. If any of the shares you purchased on the Applicable Dates were sold at a loss, acceptance of the Rescission Offer, with regard to those shares, may be economically beneficial to you. The extent to which acceptance of the Rescission Offer is beneficial depends on the amount of the loss, the amount of interest to which you are entitled and the amount of dividends you received or that you are entitled to receive in connection with such shares. Generally, if the amount of dividends that you received or that you are entitled to receive with respect to shares subject to the Rescission Offer exceeds the amount of the loss you incurred upon the sale of such shares, then you will not be entitled to accept the Rescission Offer with respect to such shares.

If you continue to hold such shares, acceptance of the Rescission Offer is not economically beneficial unless the market value of the shares, as of the Expiration Date, is less than the amount you paid for such shares on an Applicable Date, plus interest, less dividends that you received or that you are entitled to receive.

If you no longer hold all the shares of our common stock acquired pursuant to the Plan on the Applicable Dates, we will only repurchase those shares that are not deemed sold. Shares are deemed sold in the order in which you purchased them. In order to determine which shares are eligible for repurchase, all shares acquired on your behalf pursuant to the Plan on the Applicable Dates will be matched against all sales of shares on or after the Applicable Dates by matching the first share acquired with the first share sold. Only those purchases that do not have matching sales are eligible for repurchase as part of the Rescission Offer. You are entitled to payment for those shares that are deemed sold at a loss. In order to determine the amount payable with respect to shares that are sold, the Rescission Administrator will use the same procedure as is used to determine which shares are eligible for repurchase.

May I accept the Rescission Offer in part?

Yes. You may accept the Rescission Offer in part by indicating on the Rescission Offer Acceptance Form the shares of our common stock that were purchased on the Applicable Dates for which you are accepting the Rescission Offer.

If you accept the Rescission Offer in part, you will be deemed to have rejected the Rescission Offer with respect to the shares of our common stock that were purchased on the Applicable Dates for which you do not accept the Rescission Offer. See “What happens if I do not return the Rescission Offer Acceptance Form?” for the effect of such rejection.

When does the Rescission Offer expire?

The Rescission Offer expires at 5:00 p.m., Eastern Daylight Time, on May 11, 2007.

What do I need to do now to accept the Rescission Offer?

You should complete, sign and date the accompanying Rescission Offer Acceptance Form, included as Appendix A, and return it to:

Lakeland Bancorp, Inc.

250 Oak Ridge Road

Oak Ridge, New Jersey 07438

Attention: Mr. Harry Cooper

WE MUST RECEIVE YOUR PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM AND ALL OTHER REQUIRED DOCUMENTATION BEFORE THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND WHETHER YOUR ACCEPTANCE OF THE RESCISSION OFFER WILL BE ACCEPTED OR REJECTED.

Certain shares of our common stock sold pursuant to the Plan on the Applicable Dates are registered in the name of the Depository Trust Company or its nominee, which we refer to in this prospectus as “DTC.” DTC facilitates the clearance and settlement of transactions through electronic book-entry changes in accounts of DTC participants. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. If you purchased, and still hold, shares of our common stock subject to the Rescission Offer through an account maintained by a DTC participant and you desire to accept the Rescission Offer, you should contact your DTC participant promptly and instruct it to accept the Rescission Offer on your behalf.

If you currently own shares subject to the Rescission Offer and you hold certificates for such shares, you must enclose with the Rescission Offer Acceptance Form the certificates for the shares to be repurchased by us, properly endorsed for transfer, with your signature guaranteed by an eligible guarantor institution such as a commercial bank, trust company, securities broker dealer, credit union or savings & loan that is a member of the Medallion Signature Guarantee Program. If American Stock Transfer and Trust Company, the administrator of the Plan (the “Plan Administrator”), is presently holding certificates for the shares to be repurchased by us, or the Plan Administrator holds such shares in book-entry form, your signature on the Rescission Offer Acceptance Form must be guaranteed as described above. If you decide to accept the Rescission Offer and intend to use the mail to return your stock certificates to us, we recommend that you use insured registered mail, return receipt requested.

If you have already sold shares subject to the Rescission Offer at a loss, you must enclose with the Rescission Offer Acceptance Form proof reasonably satisfactory to us evidencing the bona fide sale of such shares to a third party, including the sale price for such shares. Satisfactory proof of the sale price of such shares may take the form of a receipt from the broker, dealer or other person conducting the sale. The sale price may have been paid in either cash or property. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale. If the proof of the sale price is not reasonably satisfactory to us, we may require additional proof. In addition, we may require evidence that any sale of such shares was a bona fide transfer to a third party.

Will I have to pay any fees or commissions if I accept the Rescission Offer?

If you hold the shares of common stock subject to the Rescission Offer through a broker or other nominee who accepts the Rescission Offer on your behalf, your broker or nominee may charge you a commission for doing so. You should consult with your broker or nominee to determine whether any charges will apply.

What do I need to do now to reject the Rescission Offer?

You do not need to take any action to reject the Rescission Offer.

What happens if I do not return the Rescission Offer Acceptance Form?

If you do not return the Rescission Offer Acceptance Form and all other required documentation before the Expiration Date, you will be deemed to have rejected the Rescission Offer. If you reject the Rescission Offer, you will not receive any payment with respect to shares of our common stock subject to the Rescission Offer. In addition, the shares that you now own that are subject to the Rescission Offer will be properly registered under the Securities Act, effective as of the date of this prospectus and, unless you are deemed to be an “affiliate” of us, such shares will be freely tradable in the public market as of the Expiration Date. Those shares owned by our affiliates will be subject to the restrictions on resale provided in Rule 144 under the Securities Act.

If you fail to accept the Rescission Offer, it is unclear whether or not your federal rights of rescission and damages will remain preserved. The staff of the Commission takes the position that a person’s federal right of rescission may survive a rescission offer. However, federal courts in the past have ruled that a person who rejects or fails to accept a rescission offer is precluded from later seeking similar relief. Generally, the federal statute of limitations for non-compliance with the requirement to register securities under the Securities Act is one year after a violation has occurred, but in no event more than three years after the security was bona fide offered to the public.

We believe all the sales of shares of our common stock that are the subject of the Rescission Offer were exempt from registration under state law, and thus you may not be entitled to any state law remedies. However, under state law, acceptance or rejection of the Rescission Offer may preclude you from maintaining an action against us in connection with the shares of our common stock purchased on the Applicable Dates. We do not make any representation as to the compliance of this Rescission Offer with applicable state law.

Can I change my mind after I have mailed my signed Rescission Offer Acceptance Form?

Yes. You can change your decision about accepting or rejecting the Rescission Offer at any time before the Expiration Date. If you change your decision and want to accept the Rescission Offer with respect to shares of our common stock for which you did not originally elect to accept, you can do this by completing and submitting another Rescission Offer Acceptance Form for such shares. If you change your decision and want to reject the Rescission Offer, in whole or in part, after having submitted the Rescission Offer Acceptance Form, then you may reject the Rescission Offer by sending a notice that includes your name, signature, address, social security number or taxpayer identification number, a clear indication that you are rejecting the Rescission Offer and the shares to which the rejection relates to:

Lakeland Bancorp, Inc.

250 Oak Ridge Road

Oak Ridge, New Jersey 07438

Attention: Mr. Harry Cooper

THIS NOTICE OF REJECTION MUST BE RECEIVED AT THE ABOVE ADDRESS BEFORE THE EXPIRATION DATE. OTHERWISE YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTIONS ON THE RESCISSION OFFER ACCEPTANCE FORM(S).

If a DTC participant accepted the Rescission Offer on your behalf by submitting a Rescission Offer Acceptance Form and you want to reject the Rescission Offer, then you must instruct the DTC participant to submit a notice of rejection on your behalf.

If we receive a notice of rejection before the Expiration Date and you had enclosed certificates for shares of common stock with your Rescission Offer Acceptance Form, we will promptly return the certificates to you.

Who can help answer my questions?

If you have questions regarding the Rescission Offer, you may call Mr. Harry Cooper (the “Rescission Administrator”) at the following number, (973) 697-2000, Monday through Friday between the hours of 9:00 a.m. and 5:00 p.m., Eastern Daylight Time, prior to the Expiration Date.

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider the following risk factors relating to the Rescission Offer and our business, together with all of the other information included or incorporated by reference in this prospectus.

Risks Related to the Rescission Offer:

The Rescission Offer may not bar claims relating to our possible non-compliance with securities laws and we may continue to be contingently liable for rescission or damages in an indeterminate amount.

It is not certain that the Rescission Offer will have the effect of barring claims relating to our possible non-compliance with applicable federal and state securities laws. If a person accepts the Rescission Offer, we believe our potential liability to that person will be eliminated. Should the Rescission Offer be rejected, we may continue to be contingently liable for rescission or damages, which could result in an adverse effect on our financial condition. In addition, the Rescission Offer will not prevent regulators from pursuing enforcement actions or imposing penalties and fines against us with respect to any violations of securities laws.

Your right of rescission under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer.

The rights remaining to the recipients of a rescission offer are not clearly delineated under the federal or most state securities laws. If you affirmatively reject or fail to accept the Rescission Offer, it is unclear whether your federal right of rescission will remain preserved. The staff of the Commission takes the position that a person’s federal right of rescission may survive a rescission offer. However, federal courts in the past have ruled that a person who rejects or fails to accept a rescission offer is precluded from later seeking similar relief. Generally, the federal statute of limitations for non-compliance with the requirement to register securities under the Securities Act is one year after a violation has occurred, but in no event more than three years after the security was bona fide offered to the public.

The Rescission Offer may also affect your right of rescission and your right to damages under state law. Statutes of limitations under state laws vary by state, with the limitation time period under many state statutes not typically beginning until the facts giving rise to a violation are known. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects the Rescission Offer, that such person is estopped from asserting such claims. Our Rescission Offer is not an admission that we did not comply with any federal securities registration requirements or federal and state disclosure requirements nor is it a waiver by us of any applicable statute of limitations or any potential defenses that we may have.

Risks Related to Our Business:

We are subject to interest rate risk and variations in interest rates may negatively affect our financial performance.

We are unable to predict actual fluctuations of market interest rates. Rate fluctuations are influenced by many factors, including:

•	inflation or recession;

•	a rise or fall in unemployment;

•	tightening or expansion of the money supply;

•	domestic and international disorder; and

•	instability in domestic and foreign financial markets.

Both increases and decreases in the interest rate environment may reduce our profits. We expect that we will continue to realize income from the difference or “spread” between the interest we earn on loans, securities and other interest-earning assets, and the interest we pay on deposits, borrowings and other interest-bearing liabilities. Our net interest spreads are affected by the differences between the maturities and repricing characteristics of our interest-earning assets and interest-bearing liabilities. Our interest-earning assets may not reprice as slowly or rapidly as our interest-bearing liabilities. Changes in market interest rates could materially and adversely affect our net interest spread, asset quality, levels of prepayments, cash flows, the market value of our securities portfolio, loan and deposit growth, costs and yields on loans and deposits and our overall profitability.

Lakeland’s ability to pay dividends is subject to regulatory limitations which, to the extent that our holding company requires such dividends in the future, may affect our holding company’s ability to pay its obligations and pay dividends to shareholders.

As a bank holding company, the Company is a separate legal entity from Lakeland and its subsidiaries, and we do not have significant operations of our own. We currently depend on Lakeland’s cash and liquidity to pay our operating expenses and dividends to shareholders. The availability of dividends from Lakeland is limited by various statutes and regulations. The inability of the Company to receive dividends from Lakeland could adversely affect our financial condition, results of operations, cash flows and prospects and the Company’s ability to pay dividends.

Our allowance for loan and lease losses may not be adequate to cover actual losses.

Like all commercial banks, we maintain an allowance for loan and lease losses to provide for loan and lease defaults and non-performance. If our allowance for loan and lease losses is not adequate to cover actual loan and lease losses, we may be required to significantly increase future provisions for loan and lease losses, which could materially and adversely affect our operating results. Our allowance for loan and lease losses is determined by analyzing historical loan and lease losses, current trends in delinquencies and charge-offs, plans for problem loan and lease resolution, the opinions of our regulators, changes in the size and composition of the loan and lease portfolio and industry information. We also consider the possible effects of economic events, which are difficult to predict. The amount of future losses is affected by changes in economic, operating and other conditions, including changes in interest rates, many of which are beyond our control. These losses may exceed our current estimates. Federal regulatory agencies, as an integral part of their examination process, review our loans and the allowance for loan and lease losses. While we believe that our allowance for loan and lease losses in relation to our current loan portfolio is adequate to cover current losses, we cannot assure you that we will not need to increase our allowance for loan and lease losses or that regulators will not require us to increase this allowance. An increase in our allowance for loan and lease losses could materially and adversely affect our earnings and profitability.

We are subject to various lending and other economic risks that could adversely affect our results of operations and financial condition.

Economic, political and market conditions, trends in industry and finance, legislative and regulatory changes, changes in governmental monetary and fiscal policies and inflation affect our business. These factors are beyond our control. A deterioration in economic conditions, particularly in New Jersey, could have the following consequences, any of which could materially adversely affect our business:

•	loan and lease delinquencies may increase;

•	problem assets and foreclosures may increase;

•	demand for our products and services may decrease; and

•	collateral for loans made by us may decline in value, in turn reducing the borrowing ability of our customers.

A downturn in the real estate market, particularly in New Jersey, could hurt our business. If there is a significant decline in real estate values in New Jersey, our ability to recover on defaulted loans by selling the underlying real estate would be reduced, and we would be more likely to suffer losses on defaulted loans.

We may suffer losses in our loan portfolio despite our underwriting practices.

We seek to mitigate the risks inherent in our loan portfolio by adhering to specific underwriting practices. Although we believe that our underwriting criteria are appropriate for the various kinds of loans that we make, we may incur losses on loans that meet our underwriting criteria, and these losses may exceed the amounts set aside as reserves in our allowance for loan and lease losses.

Factors outside our control could have an adverse effect on our liquidity and operating results.

Like all commercial banking institutions, we rely on deposits as one of our sources of funds to make loans and meet our other liquidity needs. We believe that recently, a more competitive interest rate environment has caused a flow of funds away from financial institutions such as Lakeland into investments in equity securities, real estate, money market funds and other investments where the potential returns and liquidity characteristics may be more appealing to certain depositors. In addition, a significant amount of our deposits are from municipalities, which typically withdraw funds periodically. This results in more volatility in our level of deposits than would otherwise be the case. If we are unable to continue to attract new deposits, our liquidity could be adversely affected. If we are required to pay higher rates on deposits to attract and retain them, our operating results could be adversely affected.

We face strong competition from other financial institutions, financial service companies and other organizations offering services similar to the services that we provide.

Many competitors offer the types of loans and banking services that we offer. These competitors include other state and national banks, savings associations, regional banks and other community banks. We also face competition from many other types of financial institutions, including finance companies, brokerage firms, insurance companies, credit unions, mortgage banks and other financial intermediaries. Many of our competitors have greater financial resources than we do, which may enable them to offer a broader range of services and products, and to advertise more extensively, than we do. Our inability to compete effectively would adversely affect our business.

If we do not successfully integrate any banks that we may acquire in the future, the combined company may be adversely affected.

If we make acquisitions in the future, we will need to integrate the acquired entities into our existing business and systems. We may experience difficulties in accomplishing this integration or in effectively managing the combined company after any future acquisition. Any actual cost savings or revenue enhancements that we may anticipate from a future acquisition will depend on future expense levels and operating results, the timing of certain events and general industry, regulatory and business conditions. Many of these events will be beyond our control, and we cannot assure you that if we make any acquisitions in the future, we will be successful in integrating those businesses into our own.

THE COMPANY

We are a bank holding company incorporated under New Jersey law. We are the holding company for our principal subsidiary, Lakeland Bank, a New Jersey chartered commercial bank. Our principal executive offices are located at 250 Oak Ridge Road, Oak Ridge, New Jersey 07438. Unless the context requires otherwise, the “Company,” “we,” “us,” and “ours” as used in this prospectus refers to Lakeland Bancorp, Inc. and its consolidated subsidiaries and “Lakeland” refers to Lakeland Bank.

THE RESCISSION OFFER

Background and Reasons for the Rescission Offer

On March 30, 1990, December 21, 1994, October 27, 1999 and May 1, 2002, we filed registration statements on Form S-3 with the Commission covering the sale and issuance of 100,000, 200,000, 300,000 and 400,000 shares, respectively, of our common stock under the Plan. As of May 1, 2002, we had registered a total of 1,000,000 shares of our common stock for sale under the Plan. In February 2007, we determined that 56,500 shares of our common stock sold under the Plan may not have been properly registered in accordance with the Securities Act. Accordingly, we suspended further sales and issuances of our common stock under the Plan until a new registration statement could be filed and declared effective. On February 23, 2007, we filed a registration statement on Form S-3 covering the sale and issuance of an additional 1,000,000 shares of our common stock under the 2007 Automatic Dividend Reinvestment and Stock Purchase Plan (the “2007 Plan”), which registration statement has been declared effective by the Commission. The 2007 Plan is a successor to the Plan and operates the same way as the Plan.

We are making this Rescission Offer with regard to 56,500 shares of our common stock sold pursuant to the Plan on the Applicable Dates. Our board of directors has approved the Rescission Offer in order to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of possible noncompliance with applicable federal registration requirements in connection with the purchase of such shares of our common stock.

Effect of the Rescission Offer

If you affirmatively reject, or fail to accept in full, the Rescission Offer before the Expiration Date, you will not receive any payment for the shares of our common stock subject to the Rescission Offer for which you do not accept. In addition, such shares that you now own that are subject to the Rescission Offer, for purposes of applicable federal securities law, will be registered securities as of the date of this prospectus and, unless you are deemed to be an “affiliate” (as defined in Rule 144 under the Securities Act) of us, such shares will be freely tradable in the public market as of the Expiration Date. Those shares owned by our affiliates will be subject to the restrictions on resale provided in Rule 144 under the Securities Act.

We believe that your acceptance of the Rescission Offer will, under general theories of estoppel, preclude you from later seeking similar relief. For federal securities law purposes, nonacceptance of the Rescission Offer may not terminate your right to bring a civil action against us for failure to register the shares under the Securities Act before expiration of the applicable statute of limitations. The staff of the Commission takes the position that a person’s federal right of rescission may survive a rescission offer. However, federal courts in the past have ruled that a person who rejects or fails to accept a rescission offer is precluded from later seeking similar relief. The statute of limitations for enforcement of such statutory rights by a stockholder is one year commencing on the date of the sale of common stock sold in violation of the federal registration requirements, but in no event later than three years after the common stock was bona fide offered to the public.

The above discussion relates primarily to your potential rescission rights and does not address in detail the antifraud provisions of applicable securities laws or rights under state securities laws, common law or equity. We believe that all the sales of shares of our common stock that are the subject of the Rescission Offer were exempt from registration under state laws. Furthermore, we believe that the Rescission Offer is exempt from registration under the laws of such states and thus need not comply with the laws of such states regulating such offers. We, however, do not make any representation as to the compliance of the Rescission Offer with state law. Under state law, acceptance or rejection of the Rescission Offer may preclude you from maintaining an action against us in connection with the shares of our common stock purchased on the Applicable Dates. You may wish to consult with an attorney regarding all of your legal rights and remedies before deciding whether or not to accept the Rescission Offer.

Terms of the Rescission Offer

If you elect to accept the Rescission Offer with respect to shares that you have already sold at a loss, you will receive an amount equal to the amount you paid for the shares less the proceeds of the sale, plus interest, less dividends that you received or that you were entitled to receive prior to such sale. Interest will be paid on the amount originally paid for the shares during the period from the date of purchase of the shares until the date of sale of such shares. Interest will also be paid on the loss realized from the date of sale of the shares through the date that payment is made.

The interest rate will be determined according to federal law because we believe that no violation of state securities laws occurred in connection with the purchases and sales of our common stock subject to the Rescission Offer. The interest rate will be the weekly average 1-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System, for the calendar week which includes the Expiration Date. For the week ending April 5, 2007, the interest rate would have been 4.93%.

If you elect to accept the Rescission Offer with respect to shares that you continue to hold, you will receive an amount equal to the amount you paid for the shares, plus interest for the period from the date you purchased the shares through the date payment is made, less dividends that you received or that you are entitled to receive.

If you no longer hold all the shares of our common stock acquired pursuant to the Plan on the Applicable Dates, we will only repurchase those shares that are not deemed sold. Shares are deemed sold in the order in which you purchased them. In order to determine which shares are eligible for repurchase, all shares acquired on your behalf pursuant to the Plan on the Applicable Dates will be matched against all sales of shares on or after the Applicable Dates by matching the first share acquired with the first share sold. Only those purchases that do not have matching sales are eligible for repurchase as part of the Rescission Offer. You are entitled to payment for those shares that are deemed sold at a loss. In order to determine the amount payable with respect to shares that are sold, the Rescission Administrator will use the same procedure as is used to determine which shares are eligible for repurchase.

Since the first Applicable Date, we have paid cash dividends of $0.10 per share to holders of record of our common stock on each of October 31, 2006 and January 31, 2007. The amount and timing of future dividends are within the discretion of our board of directors and will depend upon our earnings, financial requirements, governmental regulations and other factors.

The Rescission Offer will expire at 5:00 p.m., Eastern Daylight Time, on May 11, 2007.

If you properly accept the Rescission Offer, we will mail you a check for the proceeds to which you are entitled on or before May 31, 2007. If you hold shares subject to the Rescission Offer through a DTC participant, we will mail the check for the proceeds to the DTC participant, and you should contact your DTC participant about having the proceeds properly credited to your account.

As of April 5, 2007, the closing sale price of our common stock (as reported on the NASDAQ Global Select Market) was $13.59 per share. For the fifty-two week period ending on such date, the per share sales price of our common stock ranged from a high of $15.45 to a low of $12.67.

How to Accept or Reject the Rescission Offer

YOU ARE NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER.

How to accept the Rescission Offer

Acceptance of the Rescission Offer is optional if you purchased shares of our common stock pursuant to the Plan on an Applicable Date. Generally, acceptance of the Rescission Offer is economically beneficial only if you have sold shares purchased on an Applicable Date at a loss and the loss you incurred exceeds the amount of dividends which you received or that you were entitled to receive in connection with such shares, or if you continue to hold shares purchased on the Applicable Dates, the market value of our common stock on the Expiration Date is less than the price you paid on the Applicable Dates, plus interest, less dividends that you received or that you are entitled to receive. You may accept the Rescission Offer in whole or in part. If you accept the Rescission Offer in part and change your decision and want to accept the Rescission Offer with respect to additional shares of our common stock, you can do this by completing and submitting another Rescission Offer Acceptance Form for such additional shares. In the event you elect to accept the Rescission Offer, you must complete the “Rescission Offer Acceptance Form” and return it to the attention of Lakeland Bancorp, Inc. at 250 Oak Ridge Road, Oak Ridge, New Jersey 07438, Attention: Mr. Harry Cooper. We must receive your properly completed Rescission Offer Acceptance Form and all other required documentation before the Expiration Date. Otherwise, you will be deemed to have rejected the Rescission Offer. We will, in our sole discretion, determine whether your Rescission Offer Acceptance Form has been properly completed and whether your acceptance of the Rescission Offer will be accepted or rejected.

Certain shares of our common stock sold pursuant to the Plan on the Applicable Dates were registered in the name of the Depository Trust Company or its nominee, which we refer to in this prospectus as “DTC.” DTC facilitates the clearance and settlement of transactions through electronic book-entry changes in accounts of DTC participants. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. If you purchased, and still hold, shares of our common stock subject to the Rescission Offer through an account maintained by a DTC participant and you desire to accept the Rescission Offer, you should contact your DTC participant promptly and instruct it to accept the Rescission Offer on your behalf. See “Special procedures for DTC participants” below.

If you currently own shares subject to the Rescission Offer and you hold certificates for such shares, you must enclose with the Rescission Offer Acceptance Form the certificates for the shares to be repurchased by us, properly endorsed for transfer, with your signature guaranteed by an eligible guarantor institution such as a commercial bank, trust company, securities broker dealer, credit union or savings & loan that is a member of the Medallion Signature Guarantee Program. If the Plan Administrator is presently holding certificates for the shares to be repurchased by us, or the Plan Administrator holds such shares in book-entry form, your signature on the Rescission Offer Acceptance Form must be guaranteed as described above. If you decide to accept the Rescission Offer and intend to use the mail to return your stock certificates to us, we recommend that you use insured registered mail, return receipt requested.

If you have already sold shares subject to the Rescission Offer at a loss, you must enclose with the Rescission Offer Acceptance Form proof reasonably satisfactory to us evidencing the bona fide sale of such shares to a third party, including the sale price for such shares. Satisfactory proof of the sale price of such shares may take the form of a receipt from the broker, dealer or other person conducting the sale. The sale price may have been paid in either cash or property. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale. If the proof of the sale price is not reasonably satisfactory to us, we may require additional proof. In addition, we may require evidence that any sale of such shares was a bona fide transfer to a third party.

If you hold the shares of common stock subject to the Rescission Offer through a broker or other nominee who accepts the Rescission Offer on your behalf, your broker or nominee may charge you a commission for doing so. You should consult with your broker or nominee to determine whether any charges will apply.

How to reject the Rescission Offer

You do not need to take any action to reject the Rescission Offer. If you change your decision and want to reject the Rescission Offer, in whole or in part, after having submitted the Rescission Offer Acceptance Form then you may reject the Rescission Offer by sending a notice that includes your name, signature, address, social security number or taxpayer identification number, a clear indication that you are rejecting the Rescission Offer and the shares to which the rejection relates to the attention of Lakeland Bancorp, Inc. at 250 Oak Ridge Road, Oak Ridge, New Jersey 07438, Attention: Mr. Harry Cooper. We must receive this notice of rejection before the Expiration Date. Otherwise, you will be deemed to have accepted the Rescission Offer pursuant to your elections on the Rescission Offer Acceptance Form(s).

If a DTC participant accepted the Rescission Offer on your behalf by submitting a Rescission Offer Acceptance Form and you want to reject the Rescission Offer, then you must instruct the DTC participant to submit a notice of rejection according to the procedure described above.

If we receive a notice of rejection before the Expiration Date and you had enclosed certificates for shares of common stock with your Rescission Offer Acceptance Form, we will promptly return the certificates to you.

IF YOU FAIL TO NOTIFY US IN WRITING OF YOUR ACCEPTANCE OF THE RESCISSION OFFER ON OR PRIOR TO THE EXPIRATION DATE (OR ONLY ACCEPT THE RESCISSION OFFER IN PART), YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER WITH RESPECT TO THE SHARES OF COMMON STOCK THAT YOU DID NOT ACCEPT. ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER MAY NOT TERMINATE YOUR RIGHT TO BRING A CIVIL ACTION AGAINST US FOR FAILURE TO REGISTER THE SHARES UNDER FEDERAL SECURITIES LAWS. HOWEVER, FEDERAL LAW DOES PROVIDE THAT YOU MAY LOSE ANY RESCISSION RIGHTS UNDER FEDERAL SECURITIES LAWS ONE YEAR FROM THE DATE OF PURCHASE OF SUCH SHARES AND THREE YEARS FROM THE DATE SUCH SHARES WERE BONA FIDE OFFERED TO THE PUBLIC.

Special procedures for DTC participants

To accept the Rescission Offer on behalf of a beneficial owner of shares of our common stock registered in the name of DTC, a DTC participant must:

•	complete the Rescission Offer Acceptance Form and return it to us along with:

•

for all shares you want us to rescind that have been previously sold at a loss, proof reasonably satisfactory to us evidencing the bona fide sale of such shares to a third party, including the sale price for such shares; and

•

initiate a Deposit/ Withdrawal At Custodian (“DWAC”) transaction to transfer to us the shares of our common stock that are registered in the name of DTC and being repurchased by us pursuant to the Rescission Offer. We will notify the DTC participant of the date that the DWAC transaction should be initiated. Upon instruction from us, the Plan Administrator will approve DWAC transactions to effect the transfer of such shares.

Satisfactory proof of sale may take the form of a receipt from the broker, dealer or other person conducting the sale. The signature of a DTC participant on the Rescission Offer Acceptance Form is not required to be guaranteed if the DTC participant is a member of the Medallion Signature Guarantee Program and the DTC participant affixes its Medallion stamp on the Rescission Offer Acceptance Form.

IF A DTC PARTICIPANT FAILS TO NOTIFY US IN WRITING OF YOUR ACCEPTANCE OF THE RESCISSION OFFER ON OR PRIOR TO THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.

Accounting for the Rescission Offer

We intend to account for the Rescission Offer by recording the fair market value of the shares of our common stock purchased by us as a charge to additional paid-in-capital based on the quoted market price of our common stock at the close of business on the Expiration Date. Any amounts paid by us pursuant to the Rescission Offer in excess of the fair market value of such shares, and any amounts paid by us with respect to shares of our common stock that were sold at a loss, will be recorded as other expense included in general and administrative expenses in our consolidated statement of income.

Use of Stock Purchased by Us in Rescission Offer

The shares of our common stock purchased by us pursuant to the Rescission Offer, if any, will become authorized but unissued shares of common stock, and may be issued by us in accordance with our charter and New Jersey law.

Funding the Rescission Offer

We have sufficient funds available to pay for the purchase of any shares of common stock that may be tendered to us as a result of the Rescission Offer.

Questions about the Rescission Offer

If you have questions regarding the Rescission Offer, you may call Mr. Harry Cooper (the “Rescission Administrator”) at the following number, (973) 697-2000, Monday through Friday between the hours of 9:00 a.m. and 5:00 p.m., Eastern Daylight Time, prior to the Expiration Date.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

Federal Income Tax Considerations Related to the Rescission Offer

The following discussion summarizes the material federal income tax considerations relating to the Rescission Offer. This discussion is based on current law. The following discussion is not exhaustive of all possible tax consequences. It does not give a detailed discussion of any state, local or foreign tax consequences, nor does it discuss all of the aspects of federal income taxation that may be relevant to a holder in light of such holder’s particular circumstances or to special classes of holders, including persons who are not citizens or residents of the United States, subject to particular treatment under federal income tax laws.

You are urged to consult with your own tax advisor regarding the specific consequences to you of the Rescission Offer, including the federal, state, local, foreign and other tax consequences and the potential changes in applicable tax laws.

The discussion assumes that a person holds the shares of our common stock subject to the Rescission Offer as capital assets, or, as to a person who accepts the Rescission Offer with respect to shares of our common stock previously sold by such person, that such person held such shares as capital assets. The U.S. federal income tax law applicable to the Rescission Offer is unclear. We have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service (“IRS”) with respect to the tax consequences to anyone accepting the Rescission Offer. The IRS is not precluded from asserting a position contrary to the positions summarized in this discussion or otherwise recharacterizing a rescission transaction in whole or in part.

Pursuant to U.S. Treasury Department Circular 230, we are informing you that (a) this discussion is not intended to be used, was not written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the U.S. federal tax laws that may be imposed on the taxpayer, (b) this discussion was written in connection with the promotion or marketing by us of the Rescission Offer, and (c) each taxpayer should seek advice based on his, her or its particular circumstances from an independent tax advisor.

Cash payment treated as a redemption payment

We intend to treat common stock repurchases under the Rescission Offer as a taxable redemption of shares, with the redemption price equal to the amount paid by us for such shares (and including in the redemption price the amount treated for state law purposes as interest on the original purchase price of such shares). The IRS is not precluded from characterizing common stock repurchases under the Rescission Offer as the return of the original purchase price, which would be nontaxable because there would be no taxable gain or loss, plus the payment of interest, which would be taxable to you as ordinary income and would be deductible by us. This alternative treatment, however, would require that your original purchase of shares of our common stock be treated as a loan to us for U.S. federal income tax purposes. This seems unlikely because, among other reasons, you have the option to either accept or reject the Rescission Offer.

Determining if the redemption is a sale or a distribution

If the redemption payment is treated as made for shares of our common stock, the tax treatment of the redemption payment will differ depending on whether the redemption of shares of our common stock under the Rescission Offer is treated as a sale or exchange of such shares or, alternatively, as a distribution. The redemption should be treated as a sale or exchange, and not as a distribution, if it (a) results in a “complete redemption” of your interest in our capital stock; (b) is “substantially disproportionate” with respect to you; or (c) is “not essentially equivalent to a dividend” as such terms are defined by applicable authorities. These three tests, which are more fully described below, are collectively referred to in this discussion as the “Redemption Tests.”

The Redemption Tests are applied on a person-by-person basis. If a redemption does not satisfy any of the Redemption Tests, the payment of the proceeds from the sale will be treated as a distribution. Because the Redemption Tests are applied independently to each person, it is possible that some persons accepting the Rescission Offer will be subject to sale or exchange treatment and others will receive distribution treatment. BECAUSE THE APPLICATION OF THE REDEMPTION TESTS IS APPLIED ON A PERSON-BY-PERSON BASIS, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR IN CONNECTION WITH THE POSSIBLE FEDERAL INCOME TAX TREATMENT THAT MAY APPLY IN YOUR PARTICULAR CASE.

For purposes of determining whether any of the Redemption Tests are satisfied, you are treated as owning not only shares of our capital stock that you actually own, but also shares of our capital stock that are treated as constructively owned by you. You may be deemed to constructively own shares of our capital stock actually owned, and in some cases constructively owned, by certain related individuals or entities treated as related to you and shares of our capital stock that you have the right to acquire by exercise of an option, warrant or a conversion right. Contemporaneous or related transactions in our capital stock or stock options may also affect the Redemption Tests.

The redemption will result in a “complete redemption” of all of your shares of our capital stock if either (a) all of such shares actually and constructively owned by you are sold pursuant to the Rescission Offer or (b) all of such shares actually owned by you are sold pursuant to the Rescission Offer and you are eligible to waive and effectively waive constructive ownership of such shares.

The redemption will be “substantially disproportionate” with respect to you if (a) the percentage of our voting stock owned by you immediately after the redemption (taking into account all shares of our common stock purchased by us pursuant to the Rescission Offer) equals less than eighty percent of the percentage of our voting stock owned by you immediately before the redemption; (b) the percentage of our common stock owned by you after the redemption (taking into account the effect of all shares of our common stock purchased by us pursuant to the Rescission Offer) equals less than eighty percent of the percentage of our common stock you own immediately before the redemption; and (c) after the redemption you own less than fifty percent of the total combined voting power of all classes of our voting stock entitled to vote (taking into account the effect of all shares of our common stock purchased by us pursuant to the Rescission Offer).

The redemption will satisfy the “not essentially equivalent to a dividend” test with respect to you if, in light of your particular circumstances (including your relative interest in our capital stock), your sale of shares of our common stock pursuant to the Rescission Offer results in a “meaningful reduction” of your interest in our capital stock (taking into account the effect of all shares of our common stock purchased by us pursuant to the Rescission Offer). This test may be satisfied irrespective of your failure to satisfy the complete redemption or substantially disproportionate tests.

Consequences if your redemption is a sale or exchange

Assuming that our treatment of a repurchase under the Rescission Offer as a taxable redemption is correct, and if the redemption is a sale or exchange under one of the Redemption Tests described above, you will have capital gain or loss equal to the difference between the amount you receive pursuant to the Rescission Offer (including the portion of such amount equal to the interest on the original purchase price of the shares of our common stock) and your federal income tax basis in such shares. Because your purchases of our common stock being redeemed occurred within the past 12 months, the gain or loss will be short-term capital gain or loss.

Consequences if your redemption is a distribution

If your redemption fails to qualify for sale or exchange treatment under the Redemption Tests described above, the gross proceeds you receive pursuant to the Rescission Offer will be characterized as a dividend distribution to the extent of our accumulated and/or current earnings and profits (on a pro rata basis with other persons whose redemptions fail to so qualify). The portion, if any, of the proceeds received by you in excess of the amount treated as a dividend will be treated first as a tax-free recovery of your basis in the redeemed shares and then as capital gain from a sale or exchange. If you receive proceeds that are taxed as a dividend, you generally should be able to transfer any unrecovered tax basis in the redeemed shares to any shares of our capital stock retained by you, or possibly to shares constructively owned by you if you do not retain any shares of our capital stock. The maximum rate of income tax for individuals on dividends paid by U.S. corporations generally is 15%. Dividend income received by a corporate stockholder may be eligible for the 70% dividends-received deduction.

Payments with respect to shares previously sold

If you previously sold shares of our common stock subject to the Rescission Offer, we believe that the amount paid to you pursuant to the Rescission Offer with respect to such shares that you previously sold (including the portion of the payment treated for state law purposes as interest on the original purchase price of such shares) will be treated as capital gain at least to the extent of any losses incurred by you on such prior sales, although any payment in excess of such prior losses may be treated as a distribution taxable as ordinary income, as discussed under the heading “Consequences if your redemption is a distribution.” To the extent the payment is taxable as capital gain, such gain should be short-term.

Gain or loss calculation

Under the terms of the Rescission Offer, you may receive in redemption of the subject shares the difference between the amount that you paid for the subject shares and any dividends that we paid on those shares. In calculating the amount of gain or loss that you would recognize if your redemption qualifies for sale or exchange treatment, you should be aware that your federal tax basis in the subject shares would not be reduced by the amount of the dividends paid with respect to those shares.

Backup withholding

Under the U.S. federal income tax backup withholding rules, 28% of the gross proceeds payable to a person pursuant to the Rescission Offer must be withheld and remitted to the United States Treasury unless you (a) are an exempt recipient and, if required, establish your right to an exemption or (b) provide your taxpayer identification number, certify that you are not currently subject to backup withholding, and otherwise comply with applicable requirements of the backup withholding rules. You may generally avoid backup withholding by furnishing a completed Substitute Form W-9 included as part of the Rescission Offer Acceptance Form. Backup withholding is not an additional tax; any amount withheld under these rules will be creditable against your U.S. federal income tax liability, and you may be entitled to a refund provided the required information is furnished to the IRS.

USE OF PROCEEDS

We will receive no proceeds from the Rescission Offer.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement filed with the Securities and Exchange Commission, or SEC. The registration statement, including the exhibits attached to the registration statement and the information incorporated by reference, contains additional relevant information about us. In addition, we file annual, quarterly and current reports, proxy statements and other information with the Commission.

You may read and copy any of the materials we file with the Commission at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the Commission, at prescribed rates. You may obtain information on the operation of the Commission’s public reference room by calling the Commission at 1-800-SEC-0330. Our filings with the SEC are also available to the public over the Internet at the Commission’s web site at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. This prospectus incorporates by reference the documents listed below that we have previously filed with the Commission. We are also incorporating by reference any future filings we make with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) under the Securities Exchange Act of 1934 between the date of this prospectus and the date we sell all the common stock covered by this prospectus. Any of those future filings will update, supercede and replace information contained in any documents incorporated by reference in this prospectus at the time of those future filings. These documents contain important information.

•	Our Annual Report on Form 10-K for the year ended December 31, 2006;

•	Our Registration Statement on Form 8-A filed with the Commission on August 24, 2001, and any amendments or reports filed for the purpose of updating that Registration Statement; and

•	Our Registration Statement on Form 8-A filed with the Commission on February 18, 2000, and any amendments or reports filed for the purpose of updating that Registration Statement.

You may request a copy of these filings, excluding any filed exhibits, at no cost, by writing or telephoning us at the following address or telephone number: Lakeland Bancorp, Inc., 250 Oak Ridge Road, Oak Ridge, New Jersey 07438, Attention: Corporate Secretary; telephone number 973-697-2000.

You should rely only on the information contained or incorporated by reference in this prospectus. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we filed with the Commission and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition and results of operations described in those documents may have changed since those dates.

LEGAL MATTERS

Certain matters of New Jersey law, including the validity of the securities offered hereby, will be passed on for us by Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068.

EXPERTS

The consolidated financial statements of Lakeland Bancorp, Inc. and its subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 and Lakeland management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 which are incorporated by reference in this document, have been audited by Grant Thornton LLP, independent registered public accounting firm, as indicated in their reports with respect thereto and are incorporated by reference in this document in reliance upon the authority of the firm as experts in auditing and accounting.

APPENDIX A

RESCISSION OFFER ACCEPTANCE FORM

YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER IN WHOLE OR IN PART. IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT SIGN AND RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.

IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE SIGN AND RETURN THIS FORM AND ALL OTHER REQUIRED DOCUMENTATION AND ENSURE ITS RECEIPT BY 5:00 P.M., EASTERN DAYLIGHT TIME, ON MAY 11, 2007 (THE “EXPIRATION DATE”), PURSUANT TO THE INSTRUCTIONS BELOW.

Ladies and Gentlemen:

The undersigned acknowledges receipt of a prospectus dated April 10, 2007 (the “Prospectus”), of Lakeland Bancorp, Inc. (the “Company”), pursuant to which the Company offers to rescind (the “Rescission Offer”) the purchase of 56,500 shares of common stock of the Company (the “Shares”) that were acquired through the Company’s Automatic Dividend Reinvestment and Stock Purchase Plan (the “Plan”) on August 15, 2006, October 1, 2006, November 15, 2006 and January 1, 2007 (the “Applicable Dates”).

1. The undersigned hereby accepts the Rescission Offer for the Shares listed below, upon the terms and subject to the conditions set forth in the Prospectus.

Provide the following information for all Shares you purchased on the Applicable Dates that you want us to rescind. If you have sold Shares after the Applicable Dates,

include the information with respect to the original purchase of such Shares.

(If you need additional space, please complete, sign and attach an additional sheet.)

Date of Purchase	Number of Shares	Share Certificate Enclosed	Share Certificate Held by the Plan Administrator or Shares Registered in the Name of the Plan Administrator	Shares Registered in the Name of DTC
		YES ☐ NO ☐	YES ☐ NO ☐	YES ☐ NO ☐
		YES ☐ NO ☐	YES ☐ NO ☐	YES ☐ NO ☐
		YES ☐ NO ☐	YES ☐ NO ☐	YES ☐ NO ☐
		YES ☐ NO ☐	YES ☐ NO ☐	YES ☐ NO ☐
		YES ☐ NO ☐	YES ☐ NO ☐	YES ☐ NO ☐

Provide the following information with respect to Shares you have sold since the Applicable Dates and for which you want us to compensate you for the loss associated with such Shares.

(If you need additional space, please complete, sign and attach an additional sheet.)

Date of Sale	Number of Shares Sold	Gross Consideration Received (prior to deduction for any commissions or fees)	Type of Consideration Other Than Cash

Note: If you have sold Shares to a third party prior to the date hereof in a bona fide transaction, please enclose herewith proof reasonably satisfactory to the Company evidencing the sale. Satisfactory proof of sale may take the form of a receipt from the broker, dealer or other person conducting the sale. If the proof of a bona fide sale is not reasonably satisfactory to the Company, the Company may require additional proof. In addition, the Company may require evidence that any sale was a bona fide transfer of such Shares.

2. Effective as of the Expiration Date, the undersigned sells, assigns and transfers to the order of the Company all right, title and interest in and to the Shares, and orders the registration of any such Shares that are held by the Plan Administrator or DTC transferred to the order of the Company. The undersigned hereby represents that the undersigned is conveying all interests in the Shares free and clear of all liens and encumbrances of any kind, and that no such interest has been previously or concurrently transferred in any manner to any other person or entity.

SIGNATURES

Print name of the undersigned and, (a) if Shares are held by a partnership, corporation, trust or entity, the name and capacity of the individual signing on its behalf, and (b) if Shares are held as joint tenants or as community property, the name(s) of the co- purchaser(s).

Printed Name

Dated:
Signature

Tax I.D./Soc. Sec. No.

Dated:
Signature (Co-Purchaser)

Tax I.D./Soc. Sec. No. (Co-Purchaser)

Street Address

City, State and Zip Code

Telephone Number/Facsimile Number

Mailing Address (if different from above)

City, State and Zip Code

GUARANTEE OF SIGNATURES

(See Instruction 3 below)

Dated:
Authorized Guarantor Signature

Name(s)

Name of Firm

Address of Firm

City, State and Zip Code

Telephone Number

INSTRUCTIONS TO RESCISSION OFFER ACCEPTANCE FORM

1. Accepting The Rescission Offer: In order to accept the Rescission Offer, you must:

A. Sign the Rescission Offer Acceptance Form (See Instruction 2) and complete the name, address, phone number, date, and Social Security Number or Taxpayer Identification Number information below your signature;

B. If you hold certificates for any of the Shares you want us to rescind, enclose such certificate(s) with the Rescission Offer Acceptance Form. The certificates must be duly endorsed for transfer or accompanied by an assignment separate from the certificate(s) (See Instruction 3);

C. If you have sold any of the Shares you want us to rescind at a loss, enclose your proof of loss on the sale(s) of the Shares with the Rescission Offer Acceptance Form (such proof of loss must be in a form acceptable to the Company, such as a receipt from the broker, dealer or other person conducting the sale);

D. Complete and sign the Substitute Form W-9 attached to the Rescission Offer Acceptance Form (See Instruction 5); and

E. Mail or return the Rescission Offer Acceptance Form and all other required documentation for receipt before 5:00 p.m., Eastern Daylight Time, on May 11, 2007 to:

Lakeland Bancorp, Inc.

250 Oak Ridge Road

Oak Ridge, New Jersey 07438

Attention: Mr. Harry Cooper

The Company recommends that you send Rescission Offer Acceptance Form and all other required documentation by registered or certified mail with return receipt requested.

F. A DTC participant must initiate a Deposit/ Withdrawal At Custodian (“DWAC”) transaction to transfer to the Company the Shares that are registered in the name of DTC and being repurchased by us pursuant to the Rescission Offer Acceptance Form. The Company will notify the DTC participants of the date that the DWAC transaction should be initiated.

2. Signatures: If the Rescission Offer Acceptance Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other representative or fiduciary, including a DTC participant, the person signing must give such person’s full title in such capacity and, if requested, appropriate evidence of authority to act in such capacity must be forwarded to the Company. If the Shares have been assigned by the original registered holder, the Rescission Offer Acceptance Form should be signed in exactly the same form as the name of the last transferee indicated on the books of the Company or the Plan Administrator or the transfers attached to or endorsed on the certificates for such Shares.

3. Stock Certificates and Signature Guarantees:

A. If you have physical possession of any certificates representing Shares you want us to rescind, such certificates must be enclosed with the Rescission Offer Acceptance Form, duly endorsed for transfer or accompanied by an assignment separate from the certificates and in either case with your signature(s) guaranteed by an eligible guarantor institution such as a commercial bank, trust company, securities broker dealer, credit union or savings & loan that is a member of the Medallion Signature Guarantee Program.

B. If certificates for Shares you want us to rescind are being held by the Plan Administrator and are not currently and have never been in your physical possession, or the Shares are registered in the name of the Plan Administrator, (i) your signature(s) on the last page of the Rescission Offer Acceptance Form must be guaranteed in the space provided on the last page of the Rescission Offer Acceptance Form by an eligible guarantor institution such as a commercial bank, trust company, securities broker dealer, credit union or savings & loan that is a member of the Medallion Signature Guarantee Program, and (ii) the Plan Administrator will transfer all such Shares to the order of the Company with no further action by you.

C. If Shares you want us to rescind are registered in the name of DTC, the signature of a DTC participant on the last page of the Rescission Offer Acceptance Form is not required to be guaranteed, if the DTC participant is a member of the Medallion Signature Guarantee Program and the DTC participant affixes its Medallion stamp on the Rescission Offer Acceptance Form.

4. Mutilated, Lost, Destroyed Or Stolen Certificates: If any certificate which the undersigned desires to tender to the Company for repurchase pursuant to the Rescission Offer has been mutilated, lost, destroyed or stolen, the holder should promptly notify the Company at (973) 697-2000. The undersigned will then be directed as to the steps that must be taken in order to replace the certificate. The Rescission Offer Acceptance Form and related documents cannot be processed until the procedures for replacing lost, mutilated, destroyed or stolen certificate(s) have been followed

5. Important Tax Information: Under federal income tax law, any person who accepts the Rescission Offer is required to provide the Company with such person’s correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9 below. The TIN is the person’s social security number or employer identification number. If the Company is not provided with the correct TIN, the undersigned may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to the undersigned pursuant to the Rescission Offer may be subject to backup withholding.

If backup withholding applies, the Company is required to withhold 28% of any payments made to the undersigned (and any state tax amount). Backup withholding is not an additional tax. Rather, the tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

6. Questions: All questions with respect to Rescission Offer Acceptance Form and the Rescission Offer (including questions relating to the timeliness or effectiveness of any election) will be determined by the Company, which determination shall be final and binding. All questions regarding our Rescission Offer can be directed to Mr. Harry Cooper at (973) 697-2000.

SUBSTITUTE Form W-9	PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Part I — Social Security Number OR Employer Identification Number

Department of the Treasury Internal Revenue Service	Name: Business Name:	(If awaiting TIN, write “Applied For”)

Payer’s Request For Taxpayer Identification Number (TIN)	Please check appropriate box: ☐ Individual/Sole Proprietor ☐ Partnership ☐ Corporation ☐ Other Address City, State, Zip Code

Part II — For Payees exempt from backup withholding, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, check the Exempt box below, and complete the Substitute Form W-9.

Exempt☐

Certification — Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. Person (including a U.S. Resident alien).

Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item (2) does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (Also see instructions in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.)

Signature:

Date:

NOTE:	FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE RESCISSION OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INSTRUCTIONS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” IN PART I OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 28% of all reportable payments made to me will be withheld until I provide a taxpayer identification number.

Signature:	Date:

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer.

For this type of account:		Give NAME and SOCIAL SECURITY number (SSN) of:

1.	Individual	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4.	(a) The usual revocable savings trust (grantor is also trustee)	The grantor — trustee(1)

	(b) So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

5.	Sole proprietorship or single-owner LLC	The owner(3)

6.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(4)

7.	Corporation or LLC electing corporate status under Form 8832	The corporation

8.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization

9.	Partnership	The partnership

10.	A broker or registered nominee	The broker or nominee

11.	Account with the Department of Agriculture in the name of a public entity (such as State or local government, school district, or prison) that receives agricultural program payments	The public entity
(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name, but you may also enter your business or “DBA” name. You may use either your SSN or EIN (if you have one).
(4)	List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemized statement of estimated expenses to be paid by the registrant in connection with the Rescission Offer. All amounts are estimates, except the registration fee.

Commission registration fee	$27
Accounting fees and expenses	5,000
Printing fees	2,500
Legal fees and expenses	18,000
Miscellaneous	2,473

Total	$20,000

Item 15. Indemnification of Directors and Officers.

Our Bylaws contain the following provisions regarding indemnification:

“Any person and his or her heirs, executors, or administrators, may be indemnified or reimbursed by the Corporation for reasonable expenses actually incurred in connection with any threatened, pending or completed action, suit or proceeding, civil, administrative, investigative or criminal, in which any of them shall have been made a party by reason of a person being or having been a director, officer, or employee of the Corporation or of any firm, corporation, or organization which that person served in any such capacity at the request of the Corporation; provided, that person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and with respect to criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful and, provided further, that no such person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Corporation, or the Board of Directors, acting by vote of Directors not parties to the same or substantially the same action, suit, or proceeding constituting a majority of the whole number of Directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such a person and his or her heirs, executors, or administrators may be entitled as a matter of law.

The Corporation may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its Directors, officers, and other employees to the extent that such indemnifications are allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all Directors, officers, or employees.”

Section 14A:3-5(2) of the New Jersey Business Corporation Act (the “Act”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a corporate agent (i.e., a director, officer, employee or agent of the corporation or a director, officer, trustee, employee or agent of another related corporation or enterprise), against reasonable costs (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that the conduct was unlawful.

Section 14A:3-5(3) of the Act empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys’ fees) incurred by him or her in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of the fact that he or she is or was a corporate agent, if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 14A:3-5(4) of the Act provides that to the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) incurred by him or her in connection therewith. Section 14A:3-5(8) provides that the indemnification provided for by Section 14A:3-5 shall not be deemed exclusive of any rights to which the indemnified party may be entitled, with certain exceptions. Section 14A:3-5(9) empowers a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or expenses incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities and expenses under Section 14A:3-5.

Lakeland’s Certificate of Incorporation contains the following provisions regarding certain limitations on the liability of directors and officers:

“A director or an officer of the corporation shall not be personally liable to the corporation or its shareholders for the breach of any duty owed to the corporation or its shareholders except to the extent that an exemption from personal liability is not permitted by the New Jersey Business Corporation Act. Any expenses incurred by a director or officer of the corporation in connection with a proceeding involving the director or officer may be paid by the corporation in advance of final disposition of the proceeding, provided the director or officer undertakes to repay such amount unless it shall ultimately be determined that he or she is entitled to indemnification.”

Lakeland currently maintains directors’ and officers’ liability coverage which will insure Lakeland’s directors and officers and the directors and officers of its subsidiaries in certain circumstances.

Item 16. Exhibits.

Exhibit No.	Description

4.1	Registrant’s Certificate of Incorporation, as amended (incorporated by reference)

4.2	Registrant’s Bylaws (incorporated by reference)

4.3	Registrant’s Shareholder Protection Rights Plan (incorporated by reference)

5.1*	Opinion of Lowenstein Sandler PC

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Lowenstein Sandler PC is included in Exhibit 5.1

24.1*	Power of Attorney

99.1*	Form of letter to Rescission Offer recipients

*	Previously filed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registration relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.

(c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Oak Ridge, State of New Jersey, on April 10, 2007.

LAKELAND BANCORP, INC.

By:	/s/ Roger Bosma
Roger Bosma President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registrant’s Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.

Signature	Capacity	Date

*/s/ Bruce G. Bohuny (Bruce G. Bohuny)	Director	April 10, 2007

/s/ Roger Bosma (Roger Bosma)	Director, Chief Executive Officer and President	April 10, 2007

*/s/ Mary Ann Deacon (Mary Ann Deacon)	Director	April 10, 2007

*/s/ John W. Fredericks (John W. Fredericks)	Director	April 10, 2007

*/s/ Mark J. Fredericks (Mark J. Fredericks)	Director	April 10, 2007

*/s/ George H. Guptill, Jr. (George H. Guptill, Jr.)	Director	April 10, 2007

*/s/ Janeth C. Hendershot (Janeth C. Hendershot)	Director	April 10, 2007

*/s/ Robert E. McCracken (Robert E. McCracken)	Director	April 10, 2007

*/s/ Robert B. Nicholson, III (Robert B. Nicholson, III)	Director	April 10, 2007

*/s/Joseph P. O’Dowd (Joseph P. O’Dowd)	Director	April 10, 2007

*/s/ Stephen R. Tilton, Sr. (Stephen R. Tilton, Sr.)	Director	April 10, 2007

*/s/ Paul G. Viall, Jr. (Paul G. Viall, Jr.)	Director	April 10, 2007

*/s/ Arthur L. Zande (Arthur L. Zande)	Director	April 10, 2007

/s/ Joseph F. Hurley (Joseph F. Hurley)	Executive Vice President and Chief Financial Officer	April 10, 2007

*By:	/s/ Roger Bosma
Roger Bosma Attorney-in-Fact